                                                                  EXHIBIT (d)(1)


                                                                [CONFORMED COPY]



                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                            SBC COMMUNICATIONS, INC.,


                                SBC SILVER, INC.


                                       and


                             STERLING COMMERCE, INC.


                          Dated as of February 18, 2000

                                TABLE OF CONTENTS

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                                    ARTICLE I
                            THE OFFER AND THE MERGER

Section 1.01      The Offer.........................................................................    2
Section 1.02      Company Actions...................................................................    5
Section 1.03      Directors.........................................................................    7
Section 1.04      The Merger........................................................................    8
Section 1.05      Closing...........................................................................    8
Section 1.06      Effective Time....................................................................    9
Section 1.07      Directors and Officers............................................................    9
Section 1.08      Stockholders' Meeting.............................................................    9
Section 1.09      Merger Without Meeting of Stockholders............................................   10

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.01      Effect on Capital Stock...........................................................   10
Section 2.02      Exchange of Certificates..........................................................   11
Section 2.03      Dissenting Shares.................................................................   13
Section 2.04      Company Stock Option Plans........................................................   14

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.01      Representations and Warranties of the Company.....................................   14
Section 3.02      Representations and Warranties of Parent..........................................   31

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.01      Conduct of Business of the Company................................................   34
Section 4.02      No Solicitation by the Company....................................................   37

                                       i
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
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                                    ARTICLE V
                             ADDITIONAL AGREEMENTS

Section 5.01      Access to Information; Confidentiality............................................   41
Section 5.02      Reasonable Best Efforts; Cooperation..............................................   41
Section 5.03      Indemnification, Exculpation and Insurance........................................   42
Section 5.04      Fees and Expenses.................................................................   43
Section 5.05      Public Announcements..............................................................   43
Section 5.06      Employee Benefit Plans............................................................   44
Section 5.07      Purchaser Compliance..............................................................   45
Section 5.08      NYSE Listing......................................................................   45
Section 5.09      MSD Agreement.....................................................................   45
Section 5.10      Telecommunications Act of 1996....................................................   46

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

Section 6.01      Conditions to Each Party's Obligation to Effect the Merger........................   46
Section 6.02      Frustration of Closing Conditions.................................................   46

                                   ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

Section 7.01      Termination.......................................................................   47
Section 7.02      Effect of Termination.............................................................   49
Section 7.03      Amendment.........................................................................   49
Section 7.04      Extension; Waiver.................................................................   49

                                  ARTICLE VIII
                               GENERAL PROVISIONS

Section 8.01      Nonsurvival of Representations and Warranties.....................................   50
Section 8.02      Notices...........................................................................   50
Section 8.03      Definitions.......................................................................   52
Section 8.04      Interpretation....................................................................   52
Section 8.05      Counterparts......................................................................   53
Section 8.06      Entire Agreement; No Third-Party Beneficiaries....................................   53
Section 8.07      Governing Law.....................................................................   53
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                                       ii
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Section 8.08      Assignment........................................................................   53
Section 8.09      Consent to Jurisdiction...........................................................   54
Section 8.10      Headings..........................................................................   54
Section 8.11      Severability......................................................................   54

                                            INDEX OF TERMS

                                                                                                     Page
                                                                                                     ----
affiliate...........................................................................................  52
Agreement...........................................................................................   1
Certificate of Merger...............................................................................   9
Certificates........................................................................................  12
Change in Control...................................................................................  45
Change in Control Individuals.......................................................................  24
Closing.............................................................................................   8
Closing Date........................................................................................   8
Code................................................................................................  13
Communications Act..................................................................................   3
Company.............................................................................................   1
Company Acquisition Agreement.......................................................................  39
Company Authorized Preferred Stock..................................................................  15
Company Benefit Plans...............................................................................  21
Company Board.......................................................................................   5
Company Common Stock................................................................................   2
Company Disclosure Schedule.........................................................................  14
Company Employee....................................................................................  44
Company Filed SEC Documents.........................................................................  20
Company Junior Preferred Stock......................................................................   2
Company Notice......................................................................................  38
Company Permits.....................................................................................  21
Company Preferred Stock.............................................................................  15
Company Rights......................................................................................   2
Company Rights Plan.................................................................................   2
Company SEC Documents...............................................................................  18
Company Stock Option................................................................................  14
Company Stock Option Plans..........................................................................  16
Company Stockholder Approval........................................................................  26
Company Stockholders Meeting........................................................................   9
Company Superior Proposal...........................................................................  40
Company Takeover Proposal...........................................................................  38
Company Treasury Stock..............................................................................  16
Confidentiality Agreement...........................................................................  41
control.............................................................................................  52

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
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                                                                                                     ----
Control Time........................................................................................  34
DGCL................................................................................................   8
Dissenting Shares...................................................................................  13
Effective Time......................................................................................   9
Employed Intellectual Property......................................................................  27
ERISA...............................................................................................  22
ERISA Affiliate.....................................................................................  23
Exchange Act........................................................................................   2
Exchange Agent......................................................................................  11
Governmental Entity.................................................................................  18
HSR Act.............................................................................................  18
Intellectual Property...............................................................................  27
knowledge...........................................................................................  52
Liens...............................................................................................  15
material adverse change.............................................................................  52
material adverse effect.............................................................................  52
Material Contracts..................................................................................  29
Merger..............................................................................................   8
Merger Consideration................................................................................  11
Minimum Condition...................................................................................   2
MSD Agreement.......................................................................................  45
Offer...............................................................................................   2
Offer Documents.....................................................................................   4
Offer Price.........................................................................................   2
Offer to Purchase...................................................................................   2
Original Directors..................................................................................   7
Other Benefit Plans.................................................................................  44
Parent..............................................................................................   1
Parent Disclosure Schedule..........................................................................  31
person..............................................................................................  52
Proxy Statement.....................................................................................  10
Purchase Date.......................................................................................   4
Purchaser...........................................................................................   1
Purchaser Common Stock..............................................................................  11
Real Property Leases................................................................................  30
Restraints..........................................................................................  46
Schedule 14D-9......................................................................................   5
Schedule TO.........................................................................................   4

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
SEC.................................................................................................   3
Securities Act......................................................................................  18
Shares..............................................................................................   2
Stockholders........................................................................................   1
subsidiary..........................................................................................  52
Surviving Corporation...............................................................................   8
Taxes...............................................................................................  26
Transactions........................................................................................   5
Year 2000 Compliant.................................................................................  31

                          AGREEMENT AND PLAN OF MERGER

           AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 18, 2000, by and among SBC Communications, Inc., a Delaware corporation ("Parent"), SBC Silver, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Sterling Commerce, Inc., a Delaware corporation (the "Company").

           WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved, and each deems it advisable and in the best interests of its stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

           WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions (as defined in Section 1.02(a)) and also to prescribe various conditions to the Transactions; and

           WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and Purchaser are entering into one or more stockholder agreements with each of the individuals listed on Schedule I hereto (the "Stockholders"), pursuant to which, among other things, each Stockholder has agreed to vote the Shares (as such term is hereinafter defined) then owned by such Stockholder in favor of the Merger, to grant Parent an irrevocable proxy to vote such Shares and to tender all Shares then owned by such Stockholder to Parent or Purchaser, as applicable, in accordance with the Offer.

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                            THE OFFER AND THE MERGER

           Section 1.01 The Offer.

           (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of the Company ("Company Common Stock") (including the related rights (the "Company Rights") to purchase the Company's Series A Junior Participating Preferred Stock, par value $.01 per share ("Company Junior Preferred Stock"), pursuant to the Rights Agreement, dated as of December 18, 1996 (as amended, the "Company Rights Plan"), between the Company and the First National Bank of Boston, as rights agent), at a price of $44.25 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Annex A hereto. The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that number of Shares which represents at least a majority of the shares of Company Common Stock on a fully-diluted basis (provided that for the purposes of the foregoing calculation, Company Stock Options (as hereinafter defined) that are outstanding immediately prior to consummation of the Offer and are not exercisable at such time shall not be taken into account) (the "Minimum Condition") and to the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. Without the consent of the Company, Purchaser shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price,
(iii) modify or add to the conditions set forth in Annex A hereto or otherwise amend the Offer in any manner adverse to the holders of the Shares, (iv) except as provided in the next three sentences, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) waive the Minimum Condition. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer from time to time if at the initial expiration date of the Offer (which initial expiration date shall be 20 business days following commencement of the Offer) or any extension thereof (I) any of the conditions to Purchaser's obligation to purchase Shares set forth in clauses (i) or (iii) of the first paragraph of Annex A or paragraph (a) of Annex A shall not be satisfied or waived, until such time as such conditions are satisfied or waived but not beyond 60 days after the date of the commencement of the Offer or (II) the Company or any person that (directly or indirectly) is more than 10% owned by, or controlled by or is under common control with, the Company does not operate in a manner consistent with the provisions of the Communications Act of 1934, as amended (the "Communications Act"), applicable to a "Bell Operating Company" or its "affiliates" that does not have authority to provide non-incidental interLATA telecommunications services originating in any state in which the Company or any such person does business as of such date (provided, however, that this extension right may not be exercised by Parent or Purchaser if the failure of the Company or any such person to be so operating results from any failure by Parent or Purchaser to perform any of its obligations under this Agreement), until 15 days after the previously-scheduled expiration date; provided, however, that Purchaser may, without the consent of the Company, extend the Offer for not more than an additional 60 days beyond such initial 60-day extension period if (a) the Offer shall not have been consummated as a direct result of the failure of the conditions set forth in clauses (i) or (iii) of the first paragraph of Annex A to have been satisfied, (b) with respect to the condition set forth in such clause (i), Purchaser is endeavoring in good faith to satisfy such conditions and (c) the reason that such conditions have not been satisfied is not due to a breach by Purchaser of its obligations under this Agreement, and (ii) extend the Offer for any period required by any rule, regulation, interpretation or positions of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer but not beyond 60 days after the date of the commencement of the Offer. The terms "affiliate," "own" and "Bell Operating Company," have the meanings set forth in Sections 3(1) and 3(4), respectively, of the Communications Act. In addition, Purchaser shall at the request of the Company extend the Offer from time to time if at any scheduled expiration date of the Offer any of the conditions to Purchaser's obligation to purchase Shares shall not be satisfied; provided, however, that Purchaser shall not be required to extend the Offer beyond 60 days after the date of the commencement of the Offer; provided further, however, that Purchaser shall, at the Company's request, extend the Offer for not more than an additional 60 days beyond such initial 60-day extension period if (a) the Offer shall not have been consummated as a direct result of the failure of the condition set forth in clause (i) of the first paragraph of Annex A to have been satisfied, (b) the Company is cooperating in good faith to enable Purchaser to satisfy such condition and (c) the reason that such condition has not been satisfied is not due to a breach by the Company of its obligations under this Agreement. On the terms and subject to the conditions of the Offer and this Agreement, Purchaser shall, and Parent shall cause Pur-chaser to, pay for all Shares validly tendered and not withdrawn pursuant to the Offer that Purchaser becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer; provided, however, that if, immediately prior to the expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, Purchaser may (x) extend the Offer for a period not to exceed five business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, provided that upon such extension Parent and Purchaser shall be deemed to have waived all of the conditions set forth in Annex A other than the Minimum Condition and (y) amend the Offer to include a "subsequent offering period" not to exceed ten business days to the extent permitted under Rule 14d-11 under the Exchange Act, if available. The date on which Purchaser shall purchase and pay for Shares tendered pursuant to the Offer shall hereinafter be referred to as the "Purchase Date."

           (b) As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and Purchaser jointly and severally represent and warrant to the Company that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company for inclusion in the Offer Documents. The Company represents and warrants to Parent and Purchaser that the information supplied in writing by the Company for inclusion in the Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Purchaser agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and Parent and Purchaser further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its outside counsel shall be given the opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and Purchaser will provide the Company and its outside counsel with any comments, whether written or oral, Parent, Purchaser or their outside counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

           Section 1.02 Company Actions.

           (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, has (i) unanimously determined that each of the Agreement, the Offer and the Merger (as defined in Section 1.04) are advisable and are fair to and in the best interests of the stockholders of the Company,
(ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer, the acquisition of Shares pursuant to the Offer and the Merger (collectively, the "Transactions"), and (iii) resolved to recommend that the stockholders of the Company accept the Offer, approve the Merger and approve and adopt this Agreement; provided, that such recommendation may be withdrawn, modified or amended only in accordance with the provisions of
Section 4.02. The Company has been advised by each of its directors and by each executive officer of the Company who as of the date hereof is actually aware (to the knowledge of the Company) of the Transactions that each such person either intends to tender pursuant to the Offer all Shares owned by such person or vote all Shares owned by such person in favor of the Merger.

           (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 4.02, contain the recommendation referred to in clause (iii) of
Section 1.02(a) hereof. The Company represents and warrants to Parent and Purchaser that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or Purchaser for inclusion in the Schedule 14D-9. Parent and Purchaser jointly and severally represent and warrant to the Company that the information supplied in writing by Parent and Purchaser for inclusion in the Schedule 14D-9 will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which such statement was made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its outside counsel shall be given the opportunity to review the
Schedule 14D-9 before it is filed with the SEC. In addition, the Company will provide Parent, Purchaser and their outside counsel with any comments, whether written or oral, that the Company or its outside counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

           (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all record holders of the Shares as of a recent date, and shall furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as Purchaser or its agents may reasonably request in connection with the Offer, including for communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to consummate the Offer, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

           Section 1.03 Directors.

           (a) Promptly upon the purchase of and payment for any Shares by Parent or Purchaser pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the nearest whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of Purchaser, promptly either increase the size of the Company Board or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected to the Company Board, and shall cause Parent's designees to be so elected. At such time, the Company shall also cause persons designated by Parent to have proportionate (but not less than majority) representation on (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each subsidiary (as hereinafter defined) of the Company and (iii) each committee (or similar body) of each such board. The provisions of this Section 1.03(a) are in addition to and shall not limit any rights which Purchaser may have as a holder or beneficial owner of Shares as a matter of applicable law with respect to the election of directors or otherwise.

           (b) The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.03, including mailing to stockholders (as part of the Schedule 14D-9 or otherwise) the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company Board (provided that Purchaser shall have provided to the Company on a timely basis all information required to be included with respect to Purchaser's designees). In the event that Parent's designees are elected to the Company Board, until the Effective Time (as hereinafter defined), the Company Board shall have at least two directors who are directors on the date hereof (the "Original Directors"); provided that, in such event, if the number of Original Directors shall be reduced below two for any reason whatsoever, any remaining Original Directors (or Original Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Original Directors for purposes of this Agreement or, if no Original Director then remains, the other directors shall designate two persons to fill such vacancies who shall not be stockholders, affiliates or associates of Parent or Purchaser, and such persons shall be deemed to be Original Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company Board prior to the Effective Time, the affirmative vote of a majority of the Original Directors shall be required for the Company to (i) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, (iii) extend the time for performance of Parent's and Purchaser's respective obligations hereunder or (iv) take any other action by the Company Board under or in connection with this Agreement other than the actions provided for in Section 1.08 hereof which shall not require the approval of the Original Directors.

         Section 1.04 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and, in accordance with the Delaware General Corporation Law (the "DGCL"), the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.04. Pursuant to the Merger, (x) the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time (as hereinafter defined) shall be amended to read in its entirety like the certificate of incorporation of Purchaser, provided that Article First of the certificate of incorporation of Purchaser shall be amended to read in its entirety as follows: "FIRST: The name of the Corporation is "Sterling Commerce, Inc.," and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (y) the by-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such by-laws. The Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 1.05 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Skadden, Arps, Slate,

Meagher & Flom LLP, Four Times Square, New York, New York, 10036 or at such other location as is agreed to by the parties.

           Section 1.06 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as is agreed upon by the parties and specified in the Certificate of Merger, such time being referred to herein as the "Effective Time."

           Section 1.07 Directors and Officers. The directors of Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

           Section 1.08 Stockholders' Meeting.

           (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

                           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders at the earliest practicable date, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its outside counsel;

                           (iii) include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement; and

                           (iv) use its reasonable best efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure any vote or consent of stockholders required by Delaware law to effect the Merger.

           (b) Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other subsidiaries or affiliates controlled by Parent in favor of the approval of the Merger and the approval and adoption of this Agreement.

           Section 1.09 Merger Without Meeting of Stockholders. Notwithstanding
Section 1.08, in the event that Parent, Purchaser and any other subsidiaries of Parent shall acquire in the aggregate a number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable Purchaser or the Company to cause the Merger to become effective without a meeting of stockholders of the Company, the parties hereto shall, subject to Article IV, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.


                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
            OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

           Section 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any

Shares or holders of common stock, par value $1.00 per share, of Purchaser (the "Purchaser Common Stock"):

           (a) Capital Stock of Purchaser. Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

           (b) Cancellation of Treasury Stock. Each Share of Company Common Stock held in the Company's treasury or by any of the Company's subsidiaries, Parent or any of Parent's subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

           (c) Conversion of Company Common Stock. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.01(b) and other than any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.02. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.02.

           Section 2.02 Exchange of Certificates.

           (a) Exchange Agent. Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Exchange Agent") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to
Section 2.01(c). At the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.01(c). Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Exchange Agent to holders of the Shares.

           (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.01 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent and the Company may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent and such other documents as may reasonably be required by the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.02.

           (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

           (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) Withholding of Tax. Purchaser shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amount as Purchaser (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold pursuant to applicable rules under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign law. To the extent that amounts are so withheld by Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares in respect of which such withholding was made.

         Section 2.03 Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal (the "Dissenting Shares") shall not be converted into or represent a right to receive cash pursuant to Section 2.01, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

         (b) Notwithstanding the provisions of Section 2.03(a), if any holder of Shares who demands appraisal of his Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) such holder's right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.01(c), without interest, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.02.

           (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, attempted withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

           Section 2.04 Company Stock Option Plans.

           (a) Parent and the Company shall take all actions necessary to provide that each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") granted under any Company Stock Option Plan (as defined herein) which is outstanding immediately prior to the consummation of the Offer, whether or not such Company Stock Option is vested and exercisable immediately prior to the consummation of the Offer, shall be canceled, as of the day immediately following the consummation of the Offer and the holder thereof shall be entitled to receive an amount in cash payable at the time of cancellation equal to the excess of (i) the product of (A) the excess, if any, of (x) the Offer Price over (y) the per share exercise price of such Company Stock Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option over (ii) any income tax or employment tax withholding required under the Code.

           (b) The Company and Parent agree that each of the Company Stock Option Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement. As soon as practicable after the consummation of the Offer, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights set forth herein.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

           Section 3.01 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant), the Company represents and warrants to Parent as follows:

           (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have, or reasonably be expected to have, a material adverse effect (as defined in Section 8.03) on the Company. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have, or reasonably be expected to have, a material adverse effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to date.

           (b) Subsidiaries. Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 includes all the subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in, each subsidiary (i) have been duly authorized, validly issued and are fully paid and nonassessable, (ii) except for director qualifying shares, are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

           (c) Capital Structure. The authorized capital stock of the Company consists of (i) 300,000,000 shares of Company Common Stock, par value $.01 per share, and (ii) 50,000,000 shares of preferred stock, par value $.01 per share ("Company Authorized Preferred Stock"), of which 3,000,000 shares have been designated as Company Junior Preferred Stock and reserved for issuance pursuant to the Company Rights Plan. "Company Preferred Stock" means Company Authorized Preferred Stock that is issued and outstanding from time to time. At the close of business on January

31, 2000: (i) 80,040,334 shares of Company Common Stock were issued and out standing; (ii) 16,135,944 shares of Company Common Stock were held by the Company in its treasury or by its subsidiaries (such shares, "Company Treasury Stock"); (iii) no shares of Company Preferred Stock were issued or outstanding; and (iv) no shares of Company Preferred Stock were held by the Company in its treasury or by its subsidiaries. At the close of business on January 31, 2000:
(i) 20,903,047 shares of Company Common Stock were reserved for issuance pursuant to the Sterling Commerce, Inc. Amended and Restated 1996 Stock Option Plan, the Sterling Commerce, Inc. 1999 Stock Option Plan, the XcelleNet, Inc. 1987 Stock Option Plan, as amended, the XcelleNet, Inc. 1996 Long Term Incentive Plan, and the XcelleNet, Inc. Stock Option Plan for Outside Directors (collectively, the "Company Stock Option Plans"), of which 17,714,490 shares were subject to outstanding Company Stock Options; and (ii) 4,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Sterling Commerce, Inc. Employee Stock Purchase Plan, of which 280,661 have been purchased and issued as of January 31, 2000. Section 3.01(c) of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant, number granted and vesting schedule of Company Stock Options for each holder thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c), except for changes since January 31, 2000 resulting from the issuance of shares of Company Common Stock or Company Stock Options pursuant to the Company Stock Option Plans and except as permitted by Section 4.01(b), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company and
(C) except for the issuance of Company capital stock pursuant to the Company Rights Plan, any warrants, calls, options, subscriptions or other rights, agreements or commitments to acquire from the Company or any of its subsidiaries, or obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchange able or exercisable for capital stock or voting securities of the Company, and
(y) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its subsidiaries is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its subsidiaries, (B) warrants, calls, options, subscriptions or other rights, agreements or commitments to acquire from the Company or any of its subsidiaries, or obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its subsidiaries or (C) obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of the Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the Company subsidiaries, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity. To the knowledge of the Company, other than as set forth in the Company SEC Documents (defined herein) as of the date hereof, no person or "group" "beneficially owns" 5% or more of the Company's outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

           (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.01(l)), to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have, or reasonably be expected to have, a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign regulatory agency, commission or authority or any arbitraltribunal (each, a "Governmental Entity") or any other person is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for:
(1) the filing with the SEC of (A) the Schedule 14D-9 and, if applicable, the Proxy Statement, and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the Transactions; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the filing of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the waiting period thereunder and the filing of comparable pre-merger notifications in non-U.S. jurisdictions, if applicable, and the expiration of any waiting periods thereunder; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have, or reasonably be expected to have, a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

           (e) Reports; Financial Statements. The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since September 30, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed (as supplemented by subsequently filed Company SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments that are not material). Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in connection with this Agreement or the Transactions or
(C) for liabilities incurred in the ordinary course of business since the date of the most recent financial statements included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise which would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

           (f) Information Supplied. In addition to the representations and warranties of the Company contained in Sections 1.01(b) and 1.02(b), the Proxy Statement, if any, will, at the date it is filed with the SEC, at any time that it is amended or supplemented, at the time it is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information that Parent or Purchaser supplied to them for inclusion therein or for incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

           (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Transactions, since September 30,

1999, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (1) any material adverse change in the Company, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or its non wholly-owned subsidiaries' capital stock, (3) any split, combination or reclassification of any of the Company's or its subsidiaries' capital stock or any redemption or other acquisition by the Company or any of its subsidiaries of any shares of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or its subsidiaries' capital stock, except for issuances of Company Common Stock under the Company Stock Option Plans, (4) (A) any granting by the Company or any of its subsidiaries to any director, officer or employee of the Company of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or in connection with the hiring or promotion of any such person or increases required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), (B) any granting by the Company or any of its subsidiaries to any such director, officer or employee of any increase in severance or termination pay, except in the ordinary course of business or in connection with the hiring or promotion of any such person, or (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such director, officer or employee, other than in the ordinary course of business or in connection with the hiring or promotion of any such person, (5) except insofar as may be required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company, (6) any Tax (as hereinafter defined) election that individually or in the aggregate would reasonably be expected to have a material effect on the Company or any of its Tax attributes or any settlement or compromise of any material Tax liability, (7) any amendment to any term of any outstanding security of the Company or any of its subsidiaries that would materially increase the obligations of the Company or such subsidiaries under such security, (8) any entry into any agreement, commitment or transaction by the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business or (9) any agreement to do any of the foregoing.

           (h) Compliance with Applicable Laws; Litigation. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, registra-tions and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its subsidiaries as currently conducted (collectively, the "Company Permits"), except where the failure to have any such Company Permits individually or in the aggregate would not have, or reasonably be expected to have, a material adverse effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have, or reasonably be expected to have, a material adverse effect on the Company. No action, demand, injunction, decree, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.03) of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) have, or reasonably be expected to have, a material adverse effect on the Company or (ii) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement. As of the date of this Agreement, there is no suit, action or proceeding by any person pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which questions the validity of this Agreement, the Offer or the Merger or any action to be taken by the Company or any of its stockholders in connection with the consummation of the Transactions.

           (i) Benefit Plans. Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of (v) each collective bargaining agreement,
(w) with respect to any current or former United States based employee, officer or director of the Company or any of its subsidiaries, each change of control, retention or retirement agreement, plan or arrangement in effect and each salary continuation or severance agreement, plan or arrangement which would entitle any such person to receive severance amounts in excess of the amounts which, individually or in the aggregate, any such person would be provided in accordance with Section 5.06(c) of the Company Disclosure Schedule, (x) each stock option or phantom stock plan, (y) each material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, retirement, vacation, severance, salary continuation, sick leave, disability, death benefit, hospitalization, medical, employee loan, educational assistance, or other plan, program or arrangement, and (z) each material employment, retention, consulting, individual compensation, termination or severance agreement relating to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, the "Company Benefit Plans").

None of the Company Benefit Plans is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent document constituting the Company Benefit Plan and all amendments thereto, and any related trust documents; (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent IRS determination letter; (iv) the most recent Form 5500 (including schedules and attachments); (v) the most recent financial statements and actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112); and (vi) a description of any nonwritten Company Benefit Plan.

           (j) ERISA Compliance.

                           (i) With respect to the Company Benefit Plans and the Other Benefit Plans (as defined herein) no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any material liability under ERISA, the Code, or any other applicable law.

                           (ii) Each Company Benefit Plan and Other Benefit Plan has been operated and administered in all material respects in accordance with its terms. The Company Benefit Plans and the Other Benefits Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws. In particular, to the knowledge of the Company, no individual who has performed services for the Company or any of its subsidiaries has been improperly excluded from participation in any Company Benefit Plan or Other Benefit Plan. Each Company Benefit Plan and Other Benefit Plan that is intended to be qualified under Section 401(a) or 501(c)(9) of the Code so qualifies and has received a favorable determination letter from the IRS to such effect. To the knowledge of the Company, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to adversely affect such favorable determination. There are no audits or proceedings initiated pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the Internal Revenue Service or Department of Labor with respect to any Company Benefit Plan or Other Benefit Plan.

                           (iii) Neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to the Company or any ERISA Affiliate of the Company of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Company Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of the Company, there are not any facts or circumstances that would change the funded status of any Company Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                           (iv) Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries. As of the date of this Agreement, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

                           (v) No Company Benefit Plan or Other Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service.

                           (vi) Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby will (either alone or in combination with another event) (w) result in any payment becoming due, or increase the amount of any compensation due, (x) increase any benefits otherwise payable under any Company Benefit Plan or Other Benefit Plan,
         (y) result in the acceleration of the time of payment or vesting of any such compensation or benefits, or (z) result in the failure of any amount payable under any Company Benefit Plan or Other Benefit Plan to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code (the arrangements providing for any of the foregoing hereinafter referred to as the "Change in Control Agreements" and the individuals directly or indirectly receiving payments or otherwise benefitting under such Change in Control Agreements hereinafter referred to as the "Change in Control Individuals").

                           (vii) There are no pending or, to the knowledge of the Company, threatened actions, claims, or proceedings against or relating to any Company Benefit Plan or Other Benefit Plan (other than routine benefit claims by persons entitled to benefits thereunder), and, to the knowledge of the Company, there are no facts or circumstances which could form a reasonable basis for any of the foregoing.

                           (viii) All material liabilities have been adequately reserved on the consolidated financial statements of the Company included in the Company SEC Documents for each Company Benefit Plan and Other Benefit Plan covering employees outside of the United States. The benefits and compensation under the Company Benefit Plans and Other Benefit Plans covering employees outside of the United States are no more than customary and reasonable for the country in which such employees work and the industry in which the Company and its subsidiaries conduct their business.

                           (ix) Section 3.01(j) of the Company Disclosure Schedule sets forth (I) in accordance with the terms thereof, the maximum aggregate liability under all Change in Control Agreements (assuming where necessary that any Change in Control Individual is severed), and (II) as of the dates indicated thereon, the liability under the Sterling Commerce, Inc. Supplemental Executive Retirement Plan upon a "Change in Control" (as defined therein) (the "SERP"), the assets in the SERP trust and liabilities under the SERP without a Change in Control, the liability under the retention bonus program identified in Section 4.9(c) of the Seller Disclosure Schedule to the MSD Agreement (as defined herein), and the assets of the trust and liabilities under the Sterling Commerce, Inc. Deferred Compensation Plan.

           (k) Taxes.

                           (i) Each of the Company and its subsidiaries has timely filed (after giving effect to any extensions of time to file which were obtained and have not expired) all material Tax returns and Tax reports required to be filed by it and all such returns and reports are complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all material Taxes due for all taxable periods through the date hereof, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                           (ii) No audits or other administrative proceedings or court proceedings are pending or, to the knowledge of the Company, threatened with respect to any Taxes or Tax Returns of the Company or its subsidiaries. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or are not adequately reserved for in the most recent financial statements contained in the Company Filed SEC Documents.

                           (iii) None of the Company, any of its subsidiaries, nor any affiliated, consolidated, combined or unitary group of which the Company or any of its subsidiaries is now or, to the knowledge of the Company, ever was a member, has waived any statute of limitations or agreed to any extension of time within which to file any Tax return, or to pay any material Taxes which such statute of limitations has not expired or Tax return or Taxes have not since been timely filed or paid.

                           (iv) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for Taxes not yet due.

                           (v) Neither the Company nor any of its subsidiaries is a party to or is bound by any Tax sharing, Tax indemnity or similar agreement with respect to Taxes pursuant to which it will have any obligation to make any payment after the Closing Date. Neither the Company nor any of its subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law.

                           (vi) The Company and its subsidiaries have withheld and paid over all material Taxes required to be withheld in connection with any amounts paid over or owing to any employee, creditor, independent contractor or other third party.

                           (vii) No claim has been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns to the effect that the Company or any of its subsidiaries is or may be subject to Taxation by that jurisdiction.

                           (viii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                           (ix) As used in this Agreement, "Taxes" shall include all federal, state, local or foreign income, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto.

         (l) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting called to adopt this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

         (m) State Takeover Statutes. The Board of Directors of the Company has approved this Agreement and the consummation of the Transactions and, assuming the accuracy of Parent's representation and warranty contained in Section 3.02(d), such approval constitutes approval of the Merger and the other Transactions by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to the Merger and the other Transactions. No other "fair price," "moratorium," "control share," "business combination," "affiliate transaction" or other anti-takeover statute is applicable to the Company, the Shares, the Merger or the other Transactions.

         (n) Brokers. Except for Goldman, Sachs & Co., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a complete and correct copy of all agreements between the Company and Goldman, Sachs & Co. pursuant to which such firm would be entitled to any payment relating to the Transactions.

         (o) Intellectual Property.

                           (i) The Company and its subsidiaries own free and clear of any Lien or have the valid and enforceable right to use all material U.S. and foreign patents, trademarks (registered or unregistered), service marks, trade names including, without limitation, "Sterling Commerce," trade dress, corporate names, domain names, copyrights (registered or unregistered), trade secrets, know-how and other confidential or proprietary technical and business information, inventions (patentable or unpatentable), processes, formulae and software of any kind (including any and all documentation, information, materials, licenses, other agreements or rights, or registrations or applications for registration, relating to any of the foregoing), as well as all goodwill symbolized by any of the foregoing (collectively, "Intellectual Property"), necessary to carry on or currently used in the business of the Company and its subsidiaries substantially as currently conducted (collectively, the "Employed Intellectual Property").

                           (ii) The activities, products and services of the Company and its subsidiaries do not infringe in any material respect upon, or constitute the unauthorized use in any material respect of the Intellectual Property of any other person or entity. There are no claims or suits pending or for which notice has been provided or, to the knowledge of the Company, threatened (A) alleging that the Company's or any of its subsidiaries, activities, products or services infringe in any material respect upon or constitute the unauthorized use in any material respect of any other person or entity's Intellectual Property or (B) challenging the Company's or any of its subsidiaries' ownership of, right to use, or the validity or enforceability of any license or other agreement relating to, any Employed Intellectual Property. To the knowledge of the Company, there are not material infringements or unauthorized uses by third parties of any Employed Intellectual Property owned by the Company and it subsidiaries.

                           (iii) The consummation of the Merger and the other Transactions will not result in the loss by the Company or its subsidiaries of any rights to Employed Intellectual Property.

                           (iv) The Company has heretofore delivered to Parent a complete and accurate list of the following Employed Intellectual Property owned by the Company or its subsidiaries: (A) all material patents issued in the U.S. or any other country, by title, number and issue date; (B) all material patent applications now pending in the U.S. or any other country, or any transnational patent office, by title, serial or application number and filing date; (C) all material trademark and service mark registrations issued in the U.S. or any other country, or by any transnational trademark office, by mark, registration number and issue date; (D) all material applications for trademark and service mark registrations now pending in the U.S. or any other country, or any transnational trademark office, by mark, serial or application number and filing date; (E) all material registered copyrights, by title, registration number and registration date; (F) all material applications for copyright registrations, by title, application number and filing date; and (G) all material Internet domain name registrations. All Employed Intellectual Property owned by Company or its subsidiaries is valid, subsisting, enforceable, and, where applicable, has been properly maintained except as would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

         (p) Material Contracts.

                           (i) Section 3.01(p) of the Company Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined), other than any entered into after the date hereof in accordance with Section 4.01 hereof. The Company has heretofore made available to Parent true, correct and complete copies of all written, and summaries of all oral, contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its or their properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation: (A) material employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any material contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (B) material licensing, merchandising or distribution agreements; (C) contracts granting a right of first refusal or first negotiation; (D) material partnership or joint venture agreements or other partnership or joint venture agreements containing material financial obligations of the Company or any of its subsidiaries; (E) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1997; (F) contracts or agreements with any Governmental Entity entered into outside the ordinary course of business; (G) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred, other than any of the foregoing which represent obligations of the Company and its subsidiaries in an aggregate amount of less than $1 million; (H) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (I) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof that have not been filed or incorporated by reference as an exhibit to a Company Filed SEC Document; and (J) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.01 hereof, the "Material Contracts").

                           (ii) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms, and is in full force and effect. There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party. No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder.

         (q) Real Property

                           (i) There is no real property owned in fee by the Company and its subsidiaries.

                           (ii) Section 3.01(q) of the Company Disclosure Schedule sets forth all leases, subleases and other agreements (the "Real Property Leases") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore made available to Parent true, correct and complete copies of all the Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms, and is in full force and effect. All rent and other sums and charges payable by the Company and its subsidiaries as tenants under each Real Property Lease are current and no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (A) Taxes and general and special assessments not in default and payable without penalty and interest, and (B) other Liens which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

                           (iii) No party to any such Real Property Leases has given notice to the Company or any of its subsidiaries of or made a written claim against the Company or any of its subsidiaries with respect to any material breach or material default thereunder.

                  (r) Opinion of Financial Advisor. The Company has received the opinion of Goldman Sachs & Co., dated the date hereof, to the effect that, as of such date, the Offer Price and the Merger Consideration are fair from a financial point of view to the stockholders of the Company.

                  (s) Company Rights Plan. The Company Rights Plan has been amended to (i) render the Company Rights Plan inapplicable to the Offer and the Merger and the other Transactions and (ii) ensure that (y) neither Parent nor any of its subsidiaries is an Acquiring Person (as defined in the Company Rights
Plan) pursuant to the Company Rights Plan and (z) a Share Acquisition Date, Distribution Date or Triggering Event (in each case as defined in the Company Rights Plan) does not occur by reason of the approval, execution or delivery of this Agreement, the consummation of the Offer and the Merger or the consummation of the other Transactions.

                  (t) Year 2000. The current release of each of the Company's and its subsidiaries' current product offerings and their critical information technology systems and, to the knowledge of the Company, all third-party components, services or products embedded or used in or required by the Company's current product offerings are Year 2000 Compliant, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the Company. A product or information technology system is "Year 2000 Compliant" if it is capable of recording, storing, processing and presenting calendar dates falling on or after January 1, 2000 in the same manner and with substantially the same functionality as such software or system records, stores, processes and presents calendar dates falling on or before December 31, 1999, and treats the Year 2000 as a leap year, provided that such software or system is presented with properly formatted and accurate dates and date-related data in accordance with such software's or system's requirements, and provided further that the hardware, operating system, software and other system components with or on which such products or systems operate are Year 2000 Compliant and performing properly.

                  Section 3.02 Representations and Warranties of Parent. Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant), Parent represents and warrants to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to Purchaser, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have, or reasonably be expected to have, a material adverse effect on Parent. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have, or reasonably be expected to have, a material adverse effect on Parent. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to date.

                  (b) Authority; Noncontravention. Each of Parent and Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Purchaser, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity or any other person is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent or Purchaser or the consummation by Parent or Purchaser of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) the Offer Documents, and (B) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the filing of a pre-merger notification and report form by Parent under the HSR Act and the expiration or termination of the waiting period thereunder and the filing of comparable pre-merger notifications in non-U.S. jurisdictions, if applicable, and the expiration of any waiting periods thereunder; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent or Purchaser to perform its obligations under this Agreement.

                  (c) Information Supplied. In addition to Parent's and Purchaser's representations and warranties contained in Sections 1.01(b) and 1.02(b), none of the information supplied or to be supplied by Parent or Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is filed with the SEC, at any time that it is amended or supplemented at the time it is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (d) Ownership of Company Common Stock. Neither Parent nor any of its subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares.

                  (e) Sufficient Funds. Parent has, and will make available to Purchaser, sufficient funds to purchase all of the Shares outstanding on a fully diluted basis at the Offer Price.

                  (f) Communications Act of 1934. To the knowledge of Parent,
Section 5.10(a) of the Parent Disclosure Schedule sets forth a complete and accurate list of all steps necessary such that the Company and any person that (directly or indirectly) is owned or controlled by or is under common ownership or control with the Company will operate in compliance with the provisions of the Communications Act, as if the Company and any such persons were "affiliates" of a "Bell Operating Company" as of the Closing.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.01 Conduct of Business of the Company. Except as set forth in Section 4.01 of the Company Disclosure Schedule, except as otherwise expressly permitted by this Agreement or except as consented to by Parent (in its sole discretion), during the period from the date of this Agreement to the earlier of the Effective Time and the appointment or election of Parent's designees to the Company Board pursuant to Section 1.03 (such earlier time, the "Control Time"), the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations (other than internal organizational realignments), to keep available the services of their current officers and other key employees and to preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Control Time, the Company shall not, and shall not permit any of its subsidiaries to:

                  (a) other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (I) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (II) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options under the Company Stock Option Plans or in connection with other awards under the Company Stock Option Plans outstanding as of the date hereof in accordance with their present terms or issued pursuant to Section 4.01(b) or the issuance of capital stock of the Company pursuant to the Company Rights Plan, (III) except pursuant to agreements entered into with respect to the Company Stock Option Plans, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or
(IV) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such;

                  (b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than Company Stock Options granted under clause (II) below or the issuance of Company Common Stock upon the exercise of Company Stock Options or in connection with other awards under the Company Stock Option Plans (I) outstanding as of January 31, 2000 in accordance with their present terms, or (II) granted after January 31, 2000 in the ordinary course of business consistent with past practice (so long as such additional amount of Company Common Stock subject to Company Stock Options (A) does not exceed 250,000 shares of Company Common Stock in the aggregate, (B) does not vest, either in full or part, solely as a result of the transactions contemplated by this Agreement, (C) is not granted to any Change in Control Individual and (D) is not granted at an exercise price of less than the fair market value of the Company Common Stock at the date of grant);

                  (c) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                  (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any person;

                  (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than the Company's Managed Systems Division pursuant to the MSD Agreement (as hereinafter defined), a true and complete copy, including all exhibits and schedules, of which has been previously provided by the Company to Parent, or in the ordinary course of business consistent with past practice;

                  (f) except for borrowings under credit facilities or lines of credit existing on the date hereof, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any person other than its wholly owned subsidiaries, except in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan, advance, capital contribution or investment;

                  (g) take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Offer set forth in Annex A or any of the conditions to the Merger set forth in Article VI not being satisfied, or that would materially impair the ability of the Company, Parent, Purchaser or the holders of Shares to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation;

                  (h) make any capital expenditure or expenditures which exceed $25,000,000 in the aggregate;

                  (i) make or revoke any Tax election, settle or compromise any Tax liability material to the Company or any of its subsidiaries, or change (or make a request to any taxing authority to change) its Tax or accounting methods, policies, practice or procedures, except in each case as required by applicable law or generally accepted accounting principles;

                  (j) except as required under existing Company Benefit Plans,
(i) grant any employee, officer or director any increase in wages, bonus, severance, profit sharing, retirement, insurance or other compensation or benefits (other than an increase in wages in the ordinary course of business consistent with past practice for any individual other than a Change in Control Individual), (ii) amend or terminate any Company Benefit Plan, (iii) establish any new compensation or benefit plan or arrangement, (iv) enter into any employment, consulting, retention, termination or severance agreement (other than in the ordinary course of business consistent with past practice for any individual other than a Change in Control Individual) or (v) enter into any change in control agreement;

                  (k) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by generally accepted accounting principles;

                  (l) (i) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, or amend in any material respect any of the Material Contracts or the agreements referred to in Section 3.01(q) other than in the ordinary course of business; or (ii) enter into any contract, agreement, commitment or arrangement providing for, or amend any contract, agreement, commitment or arrangement to provide for, the taking of any action that would be prohibited hereunder;

                  (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice;

                  (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (o) enter into any agreement or arrangement that would limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

                  (p) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01 (other than clause
(a)) shall not apply to any transaction between the Company and any wholly owned subsidiary or between any wholly owned subsidiaries of the Company.

                  Section 4.02      No Solicitation by the Company.

                  (a) The Company and its subsidiaries and each of their respective affiliates, directors, officers, employees, agents and representatives (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries) shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Company Takeover Proposal (as defined below). The Company shall not, nor shall it authorize or permit any of its subsidiaries to, nor shall it authorize or permit any of its or its subsidiaries' affiliates, directors, officers, employees, agents or representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries) to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate, any inquiries, any expression of interest or the making of any proposal which constitutes any Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if, during the Initial Period (as defined herein), the Board of Directors of the Company (i) determines in good faith that such Company Takeover Proposal is a Company Superior Proposal (as defined in
Section 4.02(b)) and (ii) determines in good faith, after receiving advice of outside counsel, that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stock holders under the DGCL, and, prior to furnishing any non-public information to such person, the Company receives from such person an executed confidentiality agreement with provisions no less favorable to the Company (i.e., no less restrictive with respect to the conduct of such person) than the Confidentiality Agreement (as defined herein), the Company may, in response to a Company Takeover Proposal not solicited in violation of this Section 4.02(a) and subject to providing prior written notice of its decision to take such action to Parent (the "Company Notice") and compliance with Section 4.02(c), following delivery of the Company Notice (x) furnish information with respect to the Company and its subsidiaries to any person making such a Company Takeover Proposal (provided that such information has been previously delivered to Parent) and (y) participate in discussions or negotiations regarding such a Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (r) direct or indirect acquisition or purchase (including by way of lease, exchange, sale, mortgage, pledge or otherwise, in a single transaction or series of related transactions) of substantial assets of the Company or any of its subsidiaries, taken as a whole, (s) direct or indirect acquisition or purchase (including by way of lease, exchange, sale, mortgage, pledge or otherwise, in a single transaction or series of related transactions) of 20% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (t) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company, (u) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (v) acquisition by any person, after the date hereof, of beneficial ownership or the right to acquire beneficial ownership of, or the formation of any "group" (as such term is defined under Section 13(d) of the Exchange
Act), that beneficially owns or has the right to acquire beneficial ownership of 20% or more of any class of equity securities of the Company, (x) adoption by the Company of a plan of liquidation, the declaration or payment by the Company of an extraordinary dividend on any of its shares of capital stock or the effectuation by the Company of a recapitalization or other type of transaction that would involve either a change in the Company's outstanding capital stock or a distribution of assets of any kind to the holders of such capital stock, (y) repurchase by the Company or any of its subsidiaries of shares of Company Common Stock, or (z) agreement to, or public announcement by the Company or any other person, entity or group of a proposal, plan or intention to do any of the foregoing, other than (i) the transactions contemplated by this Agreement or
(ii) the sale of the Company's Managed Systems Division pursuant to the MSD Agreement. For purposes of this Agreement, the term "Initial Period" means the period from the date hereof and continuing until 20 business days following the commencement of the Offer; provided, however, that if the Offer is extended beyond such 20 business day period by the Purchaser pursuant to Section 1.01(a), and as of the date of such extension, the condition set forth in clause (iii) of the first paragraph of Annex A has been met and the Minimum Condition has not been met, the Initial Period shall be extended until the earlier of (a) the time the Minimum Condition has been met and (b) 60 days from the commencement of the Offer.

                  (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, in the event that, during the Initial Period, the Board of Directors of the Company determines in good faith, after receiving advice from the Company's outside counsel that (i) the withdrawal, modification or change of its recommendation is necessary for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under the DGCL and (ii) the Company Takeover Proposal is a Company Superior Proposal, the Board of Directors of the Company may (subject to this and the following sentences) (x) withdraw or adversely modify its approval or recommendation of the Transactions or the matters to be considered at the Company Stockholders Meeting, (y) approve or recommend such Company Superior Proposal and/or (z) simultaneously with the payment of the Termination Fee required pursuant to Section 5.04(b)(i), terminate this Agreement and, if it so chooses, enter into a Company Acquisition Agreement with respect to such Company Superior Proposal, but only after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to terminate this Agreement and only if, during such three-day period, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the Transactions on such adjusted terms. For purposes of this Agreement, a "Company Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company (excluding the Company's Managed Systems Division) and which the Board of Directors of the Company determines in its good faith judgment (after receiving and consistent with a written opinion from a financial advisor of nationally recognized reputation) to be more financially favorable to the Company's stockholders than the Offer and the Merger and for which financing, to the extent required, is then committed and which is not subject to any financing commitment.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly and in any event within 24 hours advise Parent orally and in writing of any Company Takeover Proposal or request for information relating to the Company or any of its subsidiaries, or for access to the properties, books or records of the Company or any of its subsidiaries by any person that is considering making, or has made, a Company Takeover Proposal and shall keep Parent reasonably informed, on a current basis and in reason able detail, of the status and details thereof and, if in writing, promptly deliver or cause to be delivered to Parent a copy of such proposal or request.

                  (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith judgment of the Board of Directors of the Company, after receiving advice of outside counsel is necessary under applicable law, provided that the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger or this Agreement or approve or recommend, or propose to approve or recommend, a

Company Takeover Proposal unless the Company and its Board of Directors have complied with all the provisions of this Section 4.02.

                  (e) The Company covenants and agrees that it will not waive, modify or amend in any manner, and will take all actions necessary to enforce, any standstill and confidentiality provisions contained in agreements to which the Company is a party or to which the Company is subject.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.01 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the Agreement dated November 19, 1999, between Parent and the Company (the "Confidentiality Agreement"), the Company shall, and shall cause each of its subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to the Company's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request, provided that no investigation pursuant to this Section 5.01 shall affect or modify any representation or warranty given by the Company. Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

                  Section 5.02 Reasonable Best Efforts; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including, but not limited to, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any

Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement, and (v) the actions contemplated by Section 5.10 of the Parent Disclosure Schedule. Nothing set forth in this Section 5.02(a) will limit or affect actions permitted to be taken pursuant to Section 4.02.

                  Section 5.03      Indemnification, Exculpation and Insurance.

                  (a) Parent agrees to indemnify and hold harmless from liabilities for acts or omissions occurring at or prior to the Effective Time those classes of persons currently entitled to indemnification from the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents). Parent also agrees to advance expenses to any such person promptly upon receipt of an undertaking from such person that such expenses shall be repaid should it be ultimately determined that such person is not entitled to indemnification. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of Parent or any of its subsidiaries will be entitled to indemnification under Parent's or any of its subsidiaries' certificate of incorporation and by-laws, as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are afforded to other directors and officers of Parent or any of its subsidiaries.

                  (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) except for any disposition of assets by the Surviving Corporation required by applicable law in connection with the Merger, transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.03.

                  (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Parent may substitute therefor policies of Parent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.03(c) in excess of 200% of the aggregate premiums paid by the Company in fiscal 1999 for such purpose.

                  (d) The provisions of this Section 5.03 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  Section 5.04 Fees and Expenses. (a) Except as provided in this
Section 5.04, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 7.01(c)(ii), (ii) this Agreement is terminated by Parent pursuant to Section 7.01(d)(iii), (iii) this Agreement is terminated by Parent or the Company pursuant to Section 7.01(b)(i) solely as a result of the failure of the Mini mum Condition to be satisfied and at or prior to such termination the Company has received one or more Company Takeover Proposals which at the time of such termination has not been absolutely and unconditionally withdrawn or abandoned or (iv) this Agreement is terminated by Parent pursuant to Section 7.01(d)(i) and such breach or failure to perform on the part of the Company is willful and prior to such termination the Company has received a Company Takeover Proposal, then promptly after such termination (and in any event within one business day, except that any payment of the Termination Fee pursuant to subparagraph (i) above shall be paid simultaneously with, and be a necessary condition to, such termination), the Company shall pay Parent a fee of $125 million by wire transfer of same day funds.

                  Section 5.05 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                  Section 5.06      Employee Benefit Plans.

                  (a) Parent hereby agrees that individuals who are employed by the Company and its subsidiaries as of the Closing shall remain employees of the Surviving Corporation and its subsidiaries immediately following the Closing. Parent hereby agrees to honor, and agrees to cause the Surviving Corporation to honor, and to make required payments when due under all Company Benefit Plans and all similar types of contracts, agreements, arrangements, policies, plans and commitments not required to be scheduled pursuant to Section 3.01(i) hereof (the "Other Benefit Plans"), provided, that the Company shall have the right at any time to amend or terminate any such Company Benefit Plan or Other Benefit Plan in accordance with its terms. Neither this Section 5.06 nor any other provision of this Agreement shall limit the ability or right of the Company and its subsidiaries to terminate the employment of any of their respective employees after the Closing (subject to any rights of any such employee pursuant to any Company Benefit Plan or any Other Benefit Plan).

                  (b) For purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Parent and its subsidiaries (including, after the Closing, the Company), for which the Company's employees are eligible for participation, Parent shall, or shall cause its subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company and its affiliates of each person who is an employee or former employee of the Company or its subsidiaries immediately prior to the Closing (a "Company Employee") as service rendered to Parent or its subsidiaries, as the case may be, for purposes of eligibility to participate in and vesting thereunder (but not benefit accrual) to the same extent such service is recognized under corresponding plans, programs or arrangements of the Company or its affiliates prior to the Closing; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any other plan for which deductibles or co-payments are required. Parent shall also cause each Parent Benefit Plan to waive any preexisting condition which was waived under the terms of any Company Benefit Plan immediately prior to the Closing or waiting period limitation which would otherwise be applicable to a Company Employee on or after the Closing. Parent shall recognize any accrued but unused vacation and sabbatical time of the Company Employees as of the Closing Date, and Parent shall cause the Company and its subsidiaries to provide or pay such paid vacation and sabbatical time but only to the extent properly accrued or reserved for on the relevant balance sheet.

                  (c) Parent shall provide severance pay to any Company Employee who is terminated by Parent or the Surviving Corporation, or any of their respective subsidiaries, during the period beginning on the Closing Date and ending one year following the Closing Date. The amount of severance payable to any such terminated Company Employee shall be the amount of severance pay determined pursuant to Section 5.06(c) of the Company Disclosure Schedule with respect to such employee.

                  (d) Parent acknowledges that for purposes of all the Company Benefit Plans, the consummation of the transactions contemplated by this Agreement will constitute a "Change in Control" of the Company (as that term is defined in such Company Benefit Plans). Parent agrees (i) to cause the Company after consummation of the transactions contemplated by this Agreement to pay all amounts provided under such Company Benefit Plans, as a result of a Change in Control of the Company in accordance with their terms, and (ii) to cause the Company to honor, all rights, privileges and modifications to or with respect to any such Company Benefit Plans which became effective as a result of such Change in Control.

                  Section 5.07 Purchaser Compliance. Parent shall cause Purchaser to comply with all of its obligations under or related to this Agreement.

                  Section 5.08 [Intentionally Omitted.]

                  Section 5.09 MSD Agreement. From and after the Effective Time, Parent and Purchaser agree to cause the Surviving Corporation and its subsidiaries to comply with the Company's and its subsidiaries' obligations under the Asset Purchase Agreement, dated as of January 26, 2000 by and among the Company, Sterling Commerce (Southern), Inc., Sterling Commerce (U.K.) Ltd., Sterling Commerce B.V., Sterling Commerce International, Inc., Brave Acquisition Corp. and Brave Cayman, Ltd. (the "MSD Agreement").

                  Section 5.10 Other Actions. The Company makes the representations and warranties, and prior to the consummation of the Offer agrees to take the steps, set forth in Section 5.10(a) of the Parent Disclosure Schedule. Prior to the consummation of the Offer, Parent agrees to assist the Company in taking the foregoing steps. In addition Parent and the Company agree to comply with, and take the actions provided for in, Section 5.10(b) of the Parent Disclosure Schedule.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

                  (b) No Injunctions or Restraints. No judgment, order, decree, preliminary or permanent injunction, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing, enjoining or prohibiting the consummation of the Merger; provided, however, that each of the parties shall have used its reason able best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (c) Purchase of Shares in the Offer. Parent, Purchaser or their affiliates shall have accepted for payment and paid for all of the Shares tendered and not withdrawn pursuant to the Offer, except that this condition shall not apply if Parent, Purchaser or their affiliates shall have failed to purchase Shares pursuant to the Offer in breach of their obligations under this Agreement.

                  Section 6.02 Frustration of Closing Conditions. None of Parent, Purchaser or the Company may rely on the failure of any condition set forth in Section 6.01 to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Offer, the Merger and the other Transactions, as required by and subject to Section 5.02.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company:

                           (i) if the Offer shall have expired in accordance with the terms of this Agreement without any Shares being purchased therein; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to such date;

                           (ii) [intentionally omitted]; or

                           (iii) if any Restraint having any of the effects set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

                  (c) by the Company:

                           (i) if prior to the purchase of Shares pursuant to the Offer, Parent or Purchaser shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement or if any representation or warranty of Parent or Purchaser shall have become untrue, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent or Purchaser, as applicable, except, in any case, for such breaches, untruths or failures to perform which are not, in the Company's opinion, reasonably likely to adversely affect Parent's or Purchaser's ability to complete the Offer or the Merger;

                           (ii) if the Board of Directors of the Company shall have exercised its termination rights set forth in Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (ii) to be deemed effective, the Company shall have complied with all provisions of Section 4.02, including (A) the notice provisions therein and (B) the obligation to simultaneously pay to Parent the Termination Fee required pursuant to Section 5.04(b)(i); or

                           (iii) if Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.01(c)(iii) if the cause of such failure was the Company's material breach of its obligations under this Agreement;

                  (d) by Parent or Purchaser:

                           (i) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement or if any representation or warranty of the Company shall have become untrue (except where the breach or untruth of such representations or warranties results from changes specifically permitted by the Agreement or from any transaction expressly consented to in writing by Parent) which (A) would give rise to the failure of a condition set forth in paragraph (c) or (d) of Annex A hereto and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company;

                           (ii) if, due to an occurrence not involving a breach by Parent or Purchaser of their respective obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer;

                           (iii) if (v) the Board of Directors of the Company (or any committee thereof) withdraws or modifies its approval or recommendation of the Offer, the Merger or this Agreement in a manner adverse to Parent, (w) the Board of Directors of the Company (or any committee thereof) shall have recommended to the stockholders of the Company any Company Takeover Proposal, (x) the Company fails to call or hold the Company Stockholder Meeting following the receipt by the Company of a Company Takeover Proposal, (y) the Board of Directors of the Company (or any committee thereof) shall have resolved to do any of the foregoing, or (z) either Parent or Purchaser is entitled to terminate the Offer as a result of the occurrence of an event set forth in paragraph (b) of Annex A hereto; or

                           (iv) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Shares.

                  Section 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company, Parent or Purchaser as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of the last sentence of Section 5.01,
Section 5.04, this Section 7.02 and Article VIII, which provisions survive such termination, provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  Section 7.03 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties and approved by the Original Directors if required by Section 1.03.

                  Section 7.04 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and approved by the Original Directors if required by Section 1.03. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  Section 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Purchaser, to:

                           SBC Communications, Inc.
                           175 E. Houston Street
                           San Antonio, Texas 78205


                           Telecopy No.:  (210) 351-5034
                           Attention:  Senior Vice President -
                                       Corporate Development
                           with copies to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153

                           Telecopy No.:  (212) 310-8007
                           Attention:    Howard Chatzinoff
                                         George Gluck

                           and

                           SBC Communications, Inc.
                           175 E. Houston Street
                           San Antonio, Texas 78205

                           Telecopy No.:  (210) 351-5034
                           Attention:  Senior Vice President -
                                       Corporate Development

                  (b)      if to the Company, to

                           Sterling Commerce, Inc.
                           4600 Lakehurst Court
                           Dublin, Ohio 43016

                           Telecopy No.:  (614) 718-1510
                           Attention:  General Counsel

                           with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Telecopy No.:  (212) 735-2000
                           Attention:   Blaine V. Fogg
                                        Eric J. Friedman

                  Section 8.03 Definitions. For purposes of this Agreement:

                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

                  (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to
(i) the economy or securities markets of the United States or any other region in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof or (iii) the industry in which the Company or Parent, as the case may be, operates in general, and not specifically relating to the Company or Parent or their respective subsidiaries;

                  (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (d) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after due inquiry.

                  Section 8.04 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, index of terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this

Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  Section 8.05 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 5.03, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 8.07 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  Section 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party except that Purchaser may assign, in its sole discre-tion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent; provided, that Parent shall be obligated to cause such subsidiary to comply with its obligations under or related to this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 8.09 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

                  Section 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agree-ment and Plan of Merger to be signed by their respective officers hereunto duly authorized, all as of the date first written above.


                                     SBC COMMUNICATIONS, INC.


                                     By:   /s/ Stephen A. McGaw
                                           ------------------------------------
                                           Name: Stephen A. McGaw
                                           Title: Managing Director - Corporate
                                             Development


                                     SBC SILVER, INC.


                                     By:   /s/ Stephen A. McGaw
                                           ------------------------------------
                                           Name: Stephen A. McGaw
                                           Title: Vice President


                                     STERLING COMMERCE, INC.


                                     By:   /s/ Albert K. Hoover
                                           ------------------------------------
                                           Name: Albert K. hoover
                                           Title: Executive Vice President

                                                                         ANNEX A


                  Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act, the Swedish Competition Act and the German Gesetz gegen Wettebewerbsbeschraenkungen has not expired or terminated,
(ii) the Minimum Condition has not been satisfied, (iii) the Company has failed to take one or more of the actions required of it in Section 5.10(a) of the Parent Disclosure Schedule, or (iv) at any time on or after the date of this Agreement and (except in the case of clause (b)) continuing in effect immediately prior to the expiration of the Offer, any of the following events shall occur (other than as a result of any action or inaction of Parent or any of its subsidiaries which constitutes a breach of this Agreement):

                           (a) there shall be any statute, rule, regulation, judgment, order or injunction issued, enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger or any other action shall be taken by any Governmental Entity (other than actions taken by any Governmental Entity pursuant to any state or federal antitrust law, including without limitation the HSR Act, or the Communications Act) (i) prohibiting or imposing any material limitations on Parent's or Purchaser's ability to exercise ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, (ii) challenging the acquisition by Parent or Purchaser of any Shares under the Offer, or restraining or prohibiting the making or consummation of the Offer, the Merger or the performance of any of the other Transactions, (iii) imposing material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer, and the Merger, or (iv) imposing material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, including without limitation the approval and adoption of this Agreement and the Transactions;

                           (b) the Company shall have entered into any Company Acquisition Agreement with respect to any Company Superior Proposal in accordance with Section 4.02(b) of this Agreement;

                           (c) (i) any of the representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality or material adverse change or material adverse effect qualification set forth therein) shall not be true and correct as of the expiration of the Offer, except where the failure of such representations and warranties to be so true and correct results from changes specifically permitted by this Agreement or from any transaction expressly consented to in writing by Parent or, in the aggregate, does not have a material adverse effect on the Company; or
         (ii) the representations and warranties of the Company set forth in
         Section 3.01(c) or Section 3.01(g)(2) shall be untrue or incorrect in any material respect, except where the failure of such representations and warranties to be true and correct results from changes specifically permitted by this Agreement or from any transaction expressly consented to in writing by Parent;

                           (d) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement at or immediately prior to consummation of the Offer; or

                           (e) this Agreement shall have been terminated in accordance with its terms;

                           (f) there shall have occurred any material adverse effect on the Company or there shall have occurred any change, condition, event or development that would reasonably be expected to have a material adverse effect on the Company;

                           (g) Parent and the Company shall have agreed (in their respective sole discretion) that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

                           (h) there shall have occurred a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States which, in either case, prohibits Parent's or Purchaser's bank lenders from furnishing to them the funds necessary to pay for the Shares upon consummation of the Offer;

which in the reasonable judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser other than any action or inaction by Parent or Purchaser which constitutes a breach of this Agreement) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such condition (other than as a result of any action or inaction of Parent or any of its subsidiaries which constitutes a breach of this Agreement) or may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.